EXHIBIT 99

FOR IMMEDIATE RELEASE

Marine Products Corporation Announces Second Quarter 2013 Share Repurchases

ATLANTA, July 1, 2013 - Marine Products Corporation (NYSE: MPX) announced today that during the second quarter of 2013 it purchased 6,000 shares under its share repurchase program.

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive pleasure boats; Premiere Sport Yachts; and Robalo sport fishing boats, and continues to diversify its product line through product innovation and is prepared to consider strategic acquisition targets. With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value. For more information on Marine Products Corporation visit our website at www.marineproductscorp.com.

For information contact:

BEN M. PALMER

Chief Financial Officer

(404) 321-7910

irdept@marineproductscorp.com

JIM LANDERS

Vice President, Corporate Finance

(404) 321-2162

jlanders@marineproductscorp.com